UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2005
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Motorola, Inc. has previously discussed its intention to implement various productivity improvement plans aimed principally at reducing costs in its supply-chain activities, as well as reducing other operating expenses. On September 30, 2005, final decisions were made to implement actions that will result in pre-tax charges in the third quarter of 2005 totaling approximately $70 million of severance charges and $20 million of asset impairments. All four of Motorola’s business segments, Mobile Devices, Networks, Government & Enterprise Mobility Solutions, and Connected Home Solutions, as well as various corporate functions are impacted by these plans. The Company anticipates that cash payments of approximately $70 million in severance benefits will begin in the third quarter of 2005 and continue through the second quarter of 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: October 4, 2005	By:	/s/ Steven J. Strobel

Steven J. Strobel Senior Vice President and Corporate Controller